Exhibit 99.1

N-able Announces Third Quarter 2024 Results

TTM Dollar Based Net Revenue Retention Rate of 105%

Updates Mid-Point of Full-Year 2024 Revenue Outlook to $462M

Raises Full-Year 2024 Adjusted EBITDA Margin Outlook to 37%

BURLINGTON, Massachusetts - November 7, 2024 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service and security solutions, today reported results for its third quarter ended September 30, 2024.

“IT keeps businesses running and our software helps keep IT systems running and secure for small and medium sized enterprises and MSPs across the globe,” said N-able president and CEO John Pagliuca. “We made considerable progress during the quarter as our product development and go-to-market engines continued to deliver the resiliency and efficiency our customers need. We aim to continue building on this progress as we close out the year.”

“Our outperformance against our quarterly revenue and adjusted EBITDA guidance reflects our commitment to our mission and our execution,” added N-able CFO Tim O’Brien. “We are confident that delivering resiliency and efficiency to our customers is a winning value proposition, and we continue to make investments that drive these outcomes, positioning our customers and N-able to grow.”
Third quarter 2024 financial highlights:

•Total revenue of $116.4 million, representing 8.3% year-over-year growth, or 7.3% year-over-year growth on a constant currency basis.
•Subscription revenue of $115.0 million, representing 9.3% year-over-year growth, or 8.3% year-over-year growth on a constant currency basis.
•GAAP gross margin of 82.9% and non-GAAP gross margin of 83.7%.
•GAAP net income of $10.8 million, or $0.06 per diluted share, and non-GAAP net income of $24.3 million, or $0.13 per diluted share.
•Adjusted EBITDA of $44.8 million, up 22.7% year-over-year, representing an adjusted EBITDA margin of 38.5%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the third quarter of 2024 include:

•N-able launched global compliance initiatives to help fuel cyber resilience for its partners across a growing number of cybersecurity-focused compliance frameworks. Coming on the heels of the finalized Cybersecurity Maturity Model Certification (CMMC) 2.0 regulation, the initiatives extend ongoing product security, cloud infrastructure, and operational enhancements intended to address a number of overlapping controls in CMMC 2.0, NIS2, Cyber Essentials, Essential Eight, and other like-minded cybersecurity frameworks.
•N-able was honored with a 2024 Stevie award for great employers. The Stevie Awards for Great Employers recognize the world’s best employers and the human resources professionals, teams, achievements, and HR-related products and suppliers who help to create and drive great places to work.
•N-able expanded its Technology Alliance Program (TAP), furthering our open Ecoverse vision. New relationships include Bocada, AlertOps, DeskDay, PIXM, and Hudu. N‑able TAP brings industry-leading technology companies together to further develop and integrate their solutions with the expansive solutions portfolio from N‑able. This lets MSPs leverage a trusted community of providers focused on helping them succeed with a variety of third-party integrations and services, allowing them to serve their customers with more flexibility and choice.

Balance Sheet

As of September 30, 2024, total cash and cash equivalents were $174.4 million and total debt, net of debt issuance costs, was $333.6 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of November 7, 2024, N-able is providing its financial outlook for the fourth quarter of 2024 and full-year 2024. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing foreign exchange rates and current macroeconomic dynamics.

Financial Outlook for the Fourth Quarter of 2024

N-able management currently expects to achieve the following results for the fourth quarter of 2024:

•Total revenue in the range of $111.5 to $113.0 million, representing 3% to 4% year-over-year growth on a reported and constant currency basis.
•Adjusted EBITDA in the range of $38.0 to $38.5 million, representing approximately 34% of total revenue.

Financial Outlook for Full-Year 2024

N-able management currently expects to achieve the following results for the full-year 2024:

•Total revenue in the range of $461.2 to $462.7 million, representing approximately 9% to 10% year-over-year growth, or approximately 9% growth on a constant currency basis.
•Adjusted EBITDA in the range of $169.3 to $169.8 million, representing approximately 37% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on November 7, 2024. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full-year 2024 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the impact of adverse economic conditions; (c) our ability to sell subscriptions to new managed service provider (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (d) any decline in our renewal or net retention rates; (e) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of inflation, actions taken by central banks to counter inflation, rising interest rates, war and political unrest, military conflict (including between Russia and Ukraine and in the Middle East), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (f) any inability to generate significant volumes of high-quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (g) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (h) any inability to resell third-party software or integrate third-party software into our solutions, or find suitable replacements for such third-party software; (i) risks associated with our international operations; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020 (the “Cyber Incident”), and other security incidents may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as a percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; and (s) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors described in N-able’s Annual Report on Form 10-K for the year ended December 31, 2023, that N-able filed with the SEC on February 29, 2024. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and securities analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, transaction related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Transaction Related Costs. We exclude certain expense items resulting from proposed and completed acquisitions, dispositions and similar transactions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, such proposed and completed transactions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude transaction related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of peer companies with different transaction related activities, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency (gains) losses, transaction related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2024 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Griffin Gyr ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$174,445	$153,048
Accounts receivable, net of allowances of $1,099 and $1,171 as of September 30, 2024 and December 31, 2023, respectively	39,626	40,013
Income tax receivable	14,897	8,001
Recoverable taxes	21,907	12,116
Current contract assets	16,020	1,124
Prepaid and other current assets	15,382	10,489
Total current assets	282,277	224,791
Property and equipment, net	34,514	36,838
Operating lease right-of-use assets	29,732	32,067
Deferred taxes	1,066	1,087
Goodwill	843,884	838,497
Intangible assets, net	5,379	6,717
Other assets, net	26,606	22,794
Total assets	$1,223,458	$1,162,791
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,530	$5,239
Accrued liabilities and other	46,472	49,366
Current operating lease liabilities	6,116	6,443
Income taxes payable	20,234	4,523
Current portion of deferred revenue	10,926	12,646
Current debt obligation	3,500	3,500
Total current liabilities	93,778	81,717
Long-term liabilities:
Deferred revenue, net of current portion	244	167
Non-current deferred taxes	1,885	1,820
Non-current operating lease liabilities	32,177	33,064
Long-term debt, net of current portion	330,081	331,509
Other long-term liabilities	342	3,154
Total liabilities	458,507	451,431
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 185,747,109 and 183,220,689 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	186	183
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	—	—
Additional paid-in capital	686,072	666,522
Accumulated other comprehensive income	10,779	4,409
Retained earnings	67,914	40,246
Total stockholders' equity	764,951	711,360
Total liabilities and stockholders' equity	$1,223,458	$1,162,791

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
Subscription and other revenue	$116,442	$107,567	$349,638	$313,465
Cost of revenue:
Cost of revenue	19,433	16,893	55,975	49,205
Amortization of acquired technologies	467	463	1,386	1,382
Total cost of revenue	19,900	17,356	57,361	50,587
Gross profit	96,542	90,211	292,277	262,878
Operating expenses:
Sales and marketing	32,294	33,660	100,960	101,112
Research and development	22,995	19,752	67,468	58,796
General and administrative	17,330	18,438	57,427	53,877
Amortization of acquired intangibles	15	11	44	585
Total operating expenses	72,634	71,861	225,899	214,370
Operating income	23,908	18,350	66,378	48,508
Other expense:
Interest expense, net	(7,535)	(7,802)	(22,762)	(22,532)
Other income (expense), net	2,269	(423)	3,696	1,569
Total other expense, net	(5,266)	(8,225)	(19,066)	(20,963)
Income before income taxes	18,642	10,125	47,312	27,545
Income tax expense	7,885	4,112	19,644	13,484
Net income	$10,757	$6,013	$27,668	$14,061
Net income per share:
Basic earnings per share	$0.06	$0.03	$0.15	$0.08
Diluted earnings per share	$0.06	$0.03	$0.15	$0.08
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share:	185,506	182,710	184,840	182,135
Shares used in computation of diluted earnings per share:	188,074	186,221	188,039	185,506

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cash flows from operating activities
Net income	$10,757	$6,013	$27,668	$14,061
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,054	5,329	17,777	16,142
(Benefit from) provision for doubtful accounts	(166)	458	(72)	387
Stock-based compensation expense	11,508	11,298	34,863	32,893
Deferred taxes	89	(34)	89	(20)
Amortization of debt issuance costs	401	405	1,198	1,197
Operating lease right-of-use assets, net	(53)	(538)	52	(1,050)
(Gain) loss on foreign currency exchange rates	(548)	1,582	693	2,137
Gain on contingent consideration	(2,364)	(631)	(3,711)	(958)
Loss on lease modification	1,059	—	1,059	—
Other non-cash expenses	(100)	—	(16)	128
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(2,733)	(215)	(841)	(6,121)
Income tax receivable	(2,505)	(955)	(6,888)	(8,874)
Recoverable taxes	(3,060)	(1,785)	(9,738)	(6,759)
Current contract assets	(3,439)	(132)	(14,896)	(477)
Prepaid expenses and other assets	(1,555)	(290)	(4,731)	(785)
Accounts payable	332	(490)	1,151	382
Accrued liabilities and other	1,686	4,287	(1,807)	8,684
Income taxes payable	6,728	3,510	15,893	9,491
Deferred revenue	440	(28)	(1,642)	(443)
Other long-term assets	(987)	(288)	(2,618)	(1,206)
Other long-term liabilities	445	16	(32)	60
Net cash provided by operating activities	21,989	27,512	53,451	58,869
Cash flows from investing activities
Purchases of property and equipment	(3,740)	(3,518)	(10,420)	(10,487)
Purchases of intangible assets	(1,574)	(2,006)	(5,166)	(6,675)
Net cash used in investing activities	(5,314)	(5,524)	(15,586)	(17,162)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(2,826)	(1,988)	(18,165)	(10,228)
Exercise of stock options	4	46	12	72
Proceeds from issuance of common stock under employee stock purchase plan	1,182	910	2,382	1,681
Deferred acquisition payments	—	(850)	(1,000)	(850)
Repayments of borrowings from Credit Agreement	(875)	(875)	(2,625)	(2,625)
Net cash used in financing activities	(2,515)	(2,757)	(19,396)	(11,950)
Effect of exchange rate changes on cash and cash equivalents	2,776	(988)	2,928	(1,171)
Net increase in cash and cash equivalents	16,936	18,243	21,397	28,586
Cash and cash equivalents
Beginning of period	157,509	109,190	153,048	98,847
End of period	$174,445	$127,433	$174,445	$127,433

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,198	$7,416	$21,760	$21,119
Cash paid for income taxes	$2,147	$1,156	$8,162	$11,046
Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$(152)	$(1,509)	$2	$(553)
Right-of-use assets obtained in exchange for operating lease liabilities	$2,628	$1,835	$2,628	$2,318

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

GAAP cost of revenue	$19,900	$17,356	$57,361	$50,587
Stock-based compensation expense and related employer-paid payroll taxes	(416)	(354)	(1,304)	(1,071)
Amortization of acquired technologies	(467)	(463)	(1,386)	(1,382)
Restructuring costs and other	—	(21)	—	(38)
Non-GAAP cost of revenue	$19,017	$16,518	$54,671	$48,096

GAAP gross profit	$96,542	$90,211	$292,277	$262,878
Stock-based compensation expense and related employer-paid payroll taxes	416	354	1,304	1,071
Amortization of acquired technologies	467	463	1,386	1,382
Restructuring costs and other	—	21	—	38
Non-GAAP gross profit	$97,425	$91,049	$294,967	$265,369

GAAP sales and marketing expense	$32,294	$33,660	$100,960	$101,112
Stock-based compensation expense and related employer-paid payroll taxes	(3,918)	(3,914)	(12,147)	(11,572)
Transaction related costs	(55)	(4)	(59)	(28)
Restructuring costs and other	—	(3)	(418)	(27)
Non-GAAP sales and marketing expense	$28,321	$29,739	$88,336	$89,485

GAAP research and development expense	$22,995	$19,752	$67,468	$58,796
Stock-based compensation expense and related employer-paid payroll taxes	(2,719)	(2,375)	(8,252)	(6,770)
Transaction related costs	(20)	—	(45)	(8)
Restructuring costs and other	(37)	(49)	(94)	(839)
Non-GAAP research and development expense	$20,219	$17,328	$59,077	$51,179

GAAP general and administrative expense	$17,330	$18,438	$57,427	$53,877
Stock-based compensation expense and related employer-paid payroll taxes	(4,766)	(4,932)	(15,246)	(14,812)
Transaction related costs	1,886	613	(1,608)	654
Restructuring costs and other	(3,103)	(509)	(3,513)	(714)
Spin-off costs	—	(166)	(51)	(623)
Non-GAAP general and administrative expense	$11,347	$13,444	$37,009	$38,382

GAAP operating income	$23,908	$18,350	$66,378	$48,508
Amortization of acquired technologies	467	463	1,386	1,382
Amortization of acquired intangibles	15	11	44	585
Stock-based compensation expense and related employer-paid payroll taxes	11,819	11,575	36,950	34,225
Transaction related costs	(1,811)	(609)	1,712	(618)
Restructuring costs and other	3,140	582	4,025	1,618
Spin-off costs	—	166	51	623
Non-GAAP operating income	$37,538	$30,538	$110,546	$86,323
GAAP operating margin	20.5%	17.1%	19.0%	15.5%
Non-GAAP operating margin	32.2%	28.4%	31.6%	27.5%

GAAP net income	$10,757	$6,013	$27,668	$14,061
Amortization of acquired technologies	467	463	1,386	1,382

Amortization of acquired intangibles	15	11	44	585
Stock-based compensation expense and related employer-paid payroll taxes	11,819	11,575	36,950	34,225
Transaction related costs	(1,811)	(609)	1,712	(618)
Restructuring costs and other	3,140	582	4,025	1,618
Spin-off costs	—	166	51	623
Tax benefits associated with above adjustments (1)	(136)	(1,041)	(1,104)	(3,480)
Non-GAAP net income	$24,251	$17,160	$70,732	$48,396

GAAP diluted earnings per share	$0.06	$0.03	$0.15	$0.08
Non-GAAP diluted earnings per share	$0.13	$0.09	$0.38	$0.26

Shares used in computation of diluted earnings per share:	188,074	186,221	188,039	185,506
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and nine months ended September 30, 2024, and 2023, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net income	$10,757	$6,013	$27,668	$14,061
Amortization	2,099	1,437	5,840	4,825
Depreciation	3,956	3,892	11,938	11,317
Income tax expense	7,885	4,112	19,644	13,484
Interest expense, net	7,535	7,802	22,762	22,532
Unrealized foreign currency (gains) losses	(548)	1,582	693	2,137
Transaction related costs	(1,811)	(609)	1,712	(618)
Spin-off costs	—	166	51	623
Stock-based compensation expense and related employer-paid payroll taxes	11,819	11,575	36,950	34,225
Restructuring costs and other	3,140	582	4,025	1,618
Adjusted EBITDA	$44,832	$36,552	$131,283	$104,204
Adjusted EBITDA margin	38.5%	34.0%	37.5%	33.2%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	Growth Rate	2024	2023	Growth Rate

GAAP subscription revenue	$114,998	$105,208	9.3%	$343,928	$306,005	12.4%
Estimated foreign currency impact (1)	(1,007)	—	(1.0)	(1,065)	—	(0.4)
Non-GAAP subscription revenue on a constant currency basis	$113,991	$105,208	8.3%	$342,863	$306,005	12.0%

GAAP other revenue	$1,444	$2,359	(38.8)%	$5,710	$7,460	(23.5)%
Estimated foreign currency impact (1)	—	—	—	7	—	0.1
Non-GAAP other revenue on a constant currency basis	$1,444	$2,359	(38.8)%	$5,717	$7,460	(23.4)%

GAAP subscription and other revenue	$116,442	$107,567	8.3%	$349,638	$313,465	11.5%
Estimated foreign currency impact (1)	(1,007)	—	(1.0)	(1,058)	—	(0.3)
Non-GAAP subscription and other revenue on a constant currency basis	$115,435	$107,567	7.3%	$348,580	$313,465	11.2%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods for the three and nine months ended September 30, 2024.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Net cash provided by operating activities	$21,989	$27,512	$53,451	$58,869
Purchases of property and equipment	(3,740)	(3,518)	(10,420)	(10,487)
Purchases of intangible assets	(1,574)	(2,006)	(5,166)	(6,675)
Free cash flow	16,675	21,988	37,865	41,707
Cash paid for interest, net of cash interest received	7,198	7,416	21,760	21,119
Cash paid for transaction related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	3,103	833	10,084	4,885
Unlevered free cash flow	$26,976	$30,237	$69,709	$67,711